Exhibit 21
SCIENTIFIC GAMES CORPORATION SUBSIDIARIES

All subsidiaries are 100% owned unless otherwise stated.

Scientific Games International, Inc. (Delaware)
MDI Entertainment, LLC (Delaware)
Scientific Games Products, Inc. (Delaware)
Scientific Games SA, Inc. (Delaware)
SG Gaming North America, Inc. (Nevada)
Scientific Games Australia Pty. Ltd. (Australia)
Scientific Games Products Australia Pty Ltd (Australia)
Scientific Games International GmbH (Austria)
Scientific Games (Bermuda) Limited (Bermuda)
Scientific Games Brasil Ltda. (Brazil)
Happy Sun Technologies Ltd. (British Virgin Islands) (50%)
Scientific Games Canada Inc. (Ottawa, Canada)
Scientific Games Holdings (Canada) ULC (Nova Scotia, Canada)
Scientific Games Products (Canada) ULC (Nova Scotia, Canada)
Scientific Games Chile Limitada (Chile) (99.99%)
Scientific Games Latino America SpA (Chile)
Beijing Guard Libang Technology Co. Limited (China) (50%)
Scientific Games (China) Company Limited (China)
Shenzhen Leli (China) (50%)
Success Trader SZ (China) (50%)
Scientific Games Deutschland GmbH (Germany)
Scientific Games Germany GmbH (Germany)
Scientific Games Honsel GmbH (Germany)
Success Trader Technologies Limited (Hong Kong) (50%)
Scientific Games Kft. (Hungary)

Scientific Connections India Private Limited (India)
Scientific Games Holdings Limited (Ireland)
Scientific Games Worldwide Limited (Ireland)
Scientific Games Global Gaming SARL (Luxembourg)
Scientific Games Luxembourg Holdings SARL (Luxembourg)
Scientific Games Italy Investments SRL (Italy)
Scientific Connections SDN BHD (Malaysia)
Scientific Games Global Mexico S. de R.L. de C.V. (Mexico)
Scientific Games Mexico, S. de R.L. de C.V. (Mexico)
Scientific Games del Peru, S.R.L. (Peru) (99.9%)
Scientific Games Puerto Rico, LLC (Puerto Rico)
Scientific Games International Inc.-Indra Sistemas S.A. Union Temporal De Empresas (Spain) (51%)
Scientific Games Spain Services SRL (Spain)
Scientific Games Sweden AB (Sweden)
Games Media Limited (UK)
Global Draw Limited (UK)
Knightway Promotions Limited (UK)
Scientific Connections Limited (UK)
Scientific Games International Holdings LTD (UK)
Scientific Games International Limited (UK)
Scientific Games Europe SARL (Luxembourg)
Scientific Games Asia Pacific Ltd. (Bermuda)
Scientific Games China Holdings Ltd. (Bermuda)
International Terminal Leasing (Bermuda) (50%)
Scientific Games Dominican Republic, S.R.L. (Dominican Republic)
Barcrest Group Limited (UK)
Barcrest Development B.V. (Netherlands) (50%)
Scientific Games Services Italy S.R.L. (Italy)
PPC hf (Iceland)
Scientific Games (Gibraltar) Limited (Gibraltar)

Scientific Games Taiwan Limited (Taiwan)
SG Gaming Limited (UK)
Technology and Gaming Limited (UK)
Scientific Games New Jersey, LLC (Delaware)
Scientific Games Asia Services Pte. Ltd. (Singapore)
Scientific Games Ukraine LLC (Ukraine)
Williams Electronics Games, Inc. (Delaware)
Phantom EFX, LLC (Iowa)
WMS Gaming Africa (Pty) Ltd. (South Africa)
WMS Gaming Australia PTY Limited (Australia)
WMSGaming Mexico, S. de R.L. de C.V. (Mexico)
WMS Gaming (Canada) Ltd. (New Brunswick)
WMS Gaming International, S.L. (Spain)
WMS Gaming Peru S.R.L. (Peru)
Jadestone Group AB (Sweden)
Jadestone Networks (Malta) Ltd. (Malta)
Williams Interactive (Canada) Ltd. (British Columbia)
WMS Gaming Services Europe, S.L. (Spain)
Scientific Games Productions, LLC (Nevada)
Scientific Games Distribution, LLC (Nevada)
Scientific Games Turkey Sans Oyunlari Anonim Sirketi (Turkey)
SG Gaming Puerto Rico, LLC (Puerto Rico)
Shuffle Master International, Inc.(Nevada)
Shuffle Master Australia Pty Ltd.(Australia)
SHFL entertainment (Argentina) S.R.L.(Argentina)
SHFL entertainment (Mexico), S. de R.L. de C.V. (Mexico)
SG Gaming Asia Limited (Macau)
SHFL entertainment (Servicios), S. de R.L. de C.V. (Mexico)
SHFL Holdings (Gibraltar) Limited (Gibraltar)
SG Gaming Australia Holdings I Pty Ltd (Australia)

SHFL International, LLC (Nevada)
Shuffle Master Holding GmbH(Austria)
SG Gaming Qingdao Company Limited (China)
Gaming Products Pty., Ltd. (Australia)
VIP Gaming Solutions Pty Limited (Australia)
Bally Gaming (Singapore) Pte Ltd. (Singapore)
SHFL entertainment (Austraslia) Holdings Pty Limited (Australia)
SG Gaming Australia Holdings II Pty Ltd (Australia)
Shuffle Master Australasia Group Pty Ltd (Australia)
Stargames Pty Ltd (Australia)
Stargames Investments Pty Limited (Australia)
Stargames Australia Pty Limited (Australia)
Stargames Group Management Pty Limited (Australia)
Stargames Holdings Pty Limited (Australia)
Stargames Assets Pty Limited (Australia)
Australasian Gaming Industries Pty Limited (Australia)
SG Gaming ANZ Pty Limited (Australia)
Precise Craft Pty Limited (Australia)
SG Gaming New Zealand Pty Limited (New Zealand)
SG Gaming Australia Property Pty Limited (Australia)
B.G.I. Australia Pty. Limited (Australia)
Bally Technologies Australia Pty. Ltd.(Australia)
SHFL entertainment (Gibraltar) Limited (Gibraltar)
SHFL Resources (Gibraltar) Limited (Gibraltar)
Shuffle Master Management - Service GmbH (Austria)
Shuffle Master GmbH (Austria)
Shuffle Master GmbH & Co KG (Austria)
Bally Technologies, Inc. (Nevada)
Bally Gaming, Inc. (Nevada)
Bally Technologies Malta Limited (Malta)

SG Gaming Africa (PTY) Ltd. (Republic of South Africa)
Bally Gaming Canada Ltd. (New Brunswick)
Bally Gaming de Puerto Rico, Inc.(Puerto Rico)
Bally Gaming Hong Kong Limited (Hong Kong)
Bally Properties East, LLC (Nevada)
Bally Properties West, LLC (Nevada)
B.G.I. Gaming & Systems, S. de R.L. de C.V. (Mexico)
Bally Gaming GP, LLC (Nevada)
Bally Gaming LP, LLC (Nevada)
Bally Technologies Colombia SAS (Colombia)
Bally Gaming and Systems UK Limited (United Kingdom)
Bally Gaming and Systems, S.A.(Uruguay)
SHFL Properties, LLC (Nevada)
C.O.A.S. Company Ltd (Israel)
Bally Gaming Services, LLC (Nevada)
Bally Servicios, S. de R.L. de C.V. (Mexico)
Customized Games Limited (United Kingdom)
Dragonplay Ltd (Israel)
Bally Technologies Bermuda, L.P. (Bermuda)
Bally Gaming Netherlands II B.V.(Netherlands)
Bally Gaming International GmbH i.L. (Germany)
Bally Gaming Netherlands I B.V.(Netherlands)
Bally Gaming Netherlands III B.V.(Netherlands)
Bally Gaming d.o.o.(Slovenia)
Bally Gaming and Systems (France)
Bally Technologies (Gibraltar) Limited (Gibraltar)
Bally Technologies Italy S.R.L. Unipersonale (Italy)
Bally Technologies New Zealand Limited (New Zealand)
Bally Technologies Singapore Pte. Ltd (Singapore)
Bally Technologies Spain, S.L.U. (Spain)

Importadora Bally Technologies Limitada (Chile)
Go For a Millions Productions, LLC (Nevada)
Scientific Games Hellas Sole Shareholder Limited Liability Company (Greece)
Scientific Games India Private Limited (India)
Scientific Games Nevada, LLC (Nevada)
Scientific Games France SARL (France)
SG Canada Acquisitions, Inc. (Canada)
SG Nevada Holding Company, LLC (Nevada)
SG Nevada Holding Company II, LLC (Nevada)
Barcrest Group Technology Limited (United Kingdom)